UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report : December 31, 2008

CHINA GENGSHENG MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51527	91-0541437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan,
People's Republic of China
(Address of Principal Executive Offices)

451271
(Zip Code)

(86) 371-64059818
Registrant's Telephone Number, Including Area Code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

On December 27, 2008, Henan Gengsheng Refractories Co., Ltd. ("Refractories"), a wholly owned subsidiary of China Gengsheng Minerals, Inc., entered into a Guarantee Contract (the "Guarantee Contract"), with Zhengzhou Commercial Bank, Jinshui Branch ("Zhengzhou") whereby Refractories has agreed to provide its guarantee for all the loan contract, guarantee contracts, and other financing contracts entered into by Zhengzhou and Gongyi City Financial Development Corporation ("Gongyi") during the period from December 27, 2008 through November 26, 2009. Under the Guarantee Contract, Refractories agrees to provide a maximum guarantee of RMB 60,000,000 to secure the rights of Zhengzhou under the contracts entered into with Gongyi. Refractories will be released from the Guarantee Contract upon the fulfillment of Gongyi of its obligations under the contracts with Zhengzhou.

The foregoing description of the Guarantee Contract does not purport to be complete and is subject to, and qualified in its entirety by, reference to the summary of the English translation of the Guarantee Contract filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits:

Exhibit
Number	Description
10.1	Guarantee Contract, dated December 27, 2008, by and between Henan Gengsheng Refractories Co., Ltd. and Zhengzhou Commercial Bank, Jinshui Branch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GENGSHENG MINERALS, INC.

Dated: December 31, 2008	/s/ Shunqing Zhang
Name: Shunqing Zhang Title: Chief Executive Officer